USA MUTUALS
AMENDMENT TO THE
AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT effective as of the 1st day of February 2020, to the Amended and Restated Fund Administration Servicing Agreement as amended (the “Agreement”), is entered into by and between USA MUTUALS, a Delaware business trust (the “Trust” or “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule, Exhibit C, of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers on one or more counterparts as of the date and year first written above.

USA MUTUALS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Richard Sapio	By: /s/ Anita M. Zagrodnik
Name: Richard Sapio	Name: Anita M. Zagrodnik
Title: Chairman	Title: Sr VP 3/4/2020

Exhibit C of the Amended and Restated Fund Administration Servicing Agreement– USA Mutuals

Fund Administration & Portfolio Compliance Services, Fund Accounting, Transfer Agent and Fund Custody Fee Schedule effective 2/1/2020 through 3/1/2022

Annual Basis Point Fees based upon Average Net Assets at the Complex Level (Break Points applied at the Complex)
_____ basis points on the first $_____
_____ basis points on the next $_____
_____ basis points on the next $_____
_____ basis points on the balance

Minimum annual fee: $_____ per fund portfolio (Pricing and portfolio transactions charged separately)
New Funds
Year 1: _____% fee waiver on annual fund minimum
Year 2; _____% fee waiver on annual fund minimum

$_____ per fund – Legal Fund Administration - Registration

Services Included in Annual Fee per Fund

▪	Advisor Information Source – On-line access to portfolio management and compliance information.

▪	Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.

▪	Fund Administration Legal Services

▪	15(c) Reporting

SEC Modernization Requirements

▪	Form N-PORT – $_____ per year, per Fund

▪	Form N-CEN – $_____ per year, per Fund

Chief Compliance Officer Support Fee

▪	$_____ per year (Per service line – Fund Administration, Fund Accounting, Transfer Agent, Fund Custody)

Third Party Administrative Data Charges (descriptive data for each security)

▪	$_____ per security per month for fund administrative data
Prices above are based on using U.S. Bancorp standard data pricing services and are subject to change.

Pricing Services

▪	$_____ - Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, Total Return Swaps, ETFs

▪	$_____ - Domestic Corporates, Convertibles, Gov’ts, Agencies, Mortgage Backed, Municipal Bonds

▪	$_____ - CMOs, Money Market Instruments, Foreign Corporates, Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪	$_____ - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

▪	$_____ - Bank Loans

▪	$_____ - Swaptions

▪	$_____ - Credit Default Swaps

▪	$_____ per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Exhibit C (continued) of the Amended and Restated Fund Administration Servicing Agreement– USA Mutuals

Corporate Action and Factor Services (security paydown)

▪	$_____ per Foreign Equity Security per Month

▪	$_____ per Domestic Equity Security per Month

▪	$_____ per CMOs, Asset Backed, Mortgage Backed Security per Month

Fund AdministrationAdditional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. U.S. Bank legal administration (e.g., annual legal administration and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

Transfer Agent Services Included in Annual Basis Point Fee

▪	Open/Closed Account Fees

▪	AML Fees

▪	ACH Fees

▪	Shareholder Servicing Calls

▪	Voice Response Calls and Maintenance

▪	Manual Shareholder Transaction & Correspondence

▪	Omnibus Account Transaction

▪	Daily Valuation/Manual 401k Trade

▪	Report Source

▪	NSCC System Interface

▪	NSCC Processing Charges

▪	Short-Term Trader Reporting -

▪	12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

▪	Fanweb

▪	Fullfillment

▪	FATCA Servicing

▪	Cost Basis Account Charges

▪	Disaster Recovery Account Charges

▪	Shareholder related mailings

▪	Printing, Postage, & Handling of Shareholder Daily Statements, Periodic Statements, Compliance Mailings, and Tax Statements

▪	Printing, Postage, & Handling of Shareholder and Dealer Commission Checks

▪	Records Retention

▪	eConnect Delivery (email delivery of shareholder forms)

Services Not Included in the Basis Point Fee – Additional services priced at the standard rate at the time of request

▪	Vision ID and Activity Charges

▪	DST Programming Charges

▪	Conversion Charges

▪	Specialized Programming and Reports

▪	Omnibus Conversions

▪	Digital Investor

▪	Travel

▪	Products and Services Not Currently Utilized

▪	Any New Products/Services Developed Will be Priced Separately

▪	All Other Miscellaneous Expenses

CUSIP Setup

▪	CUSIP Setup beyond the initial CUSIP - $_____ per CUSIP

▪	Expedited CUSIP Setup - $_____ per CUSIP (Less than 35 days)

Exhibit C (continued) of the Amended and Restated Fund Administration Servicing Agreement– USA Mutuals

Transfer Agent Additional Services
Available but not included above are the following services -, FAN Mail electronic data delivery, client Web data access, recordkeeping application access, outbound calling & marketing campaigns, training, excessive trader, investor email services, dealer reclaim services, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, electronic statements (Informa), Fund Source, Shareholder Call review analysis and additional services mutually agreed upon.

Fund Administration/Fund Accounting/Transfer Agent Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring and conversion expenses (if necessary). All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing and customized reporting

*Fees are calculated pro rata and billed monthly

Exhibit C (continued) of the Amended and Restated Fund Administration Servicing Agreement– USA Mutuals
Custody Services in addition to the Basis Point Fee
Portfolio Transaction Fees2

▪	$_____ – Book entry DTC transaction, Federal Reserve transaction, principal paydown

▪	$_____ – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

▪	$_____ – Option/SWAPS/future contract written, exercised or expired

▪	$_____ – Mutual fund trade, Margin Variation Wire and outbound Fed wire

▪	$_____ – Physical security transaction

▪	$_____ – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

▪	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

▪	$_____ per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)

▪	Class Action Services – $_____ filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $_____.

▪	No charge for the initial conversion free receipt.

▪	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.
Additional Global Sub-Custodial Services Annual Fee Schedule at
Base Fee
A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

▪	1 – 25 foreign securities – $_____

▪	26 – 50 foreign securities – $_____

▪	Over 50 foreign securities – $_____

▪
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Exhibit C (continued) of the Amended and Restated Fund Administration Servicing Agreement– USA Mutuals
Global Custody Transaction Fees
Global Custody transaction fees associate with Sponsor Trades1. (See schedule below)

▪	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Custody Miscellaneous Expenses

▪
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT reporting and message charges, negative interest charges and extraordinary expenses based upon complexity. Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred. A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

Fees are calculated pro rata and billed monthly

Exhibit C (continued) of the Amended and Restated Fund Administration Servicing Agreement– USA Mutuals
Additional Global Sub-Custodial Services Annual Fee Schedule
Safekeeping and transaction charges – Global custodial services annual fee schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	_____	_____	Hungary	_____	_____	Portugal	_____	_____
Argentina	_____	_____	Iceland	_____	_____	Qatar	_____	_____
Austria	_____	_____	India	_____	_____	Romania	_____	_____
Bahrain	_____	_____	Indonesia	_____	_____	Russia	_____	_____
Bangladesh	_____	_____	Ireland	_____	_____	Serbia	_____	_____
Belgium	_____	_____	Israel	_____	_____	Singapore	_____	_____
Bermuda	_____	_____	Italy	_____	_____	Slovakia	_____	_____
Botswana	_____	_____	Japan	_____	_____	Slovenia	_____	_____
Brazil	_____	_____	Jordan	_____	_____	South Africa	_____	_____
Bulgaria	_____	_____	Kenya	_____	_____	South Korea	_____	_____
Canada	_____	_____	Kuwait	_____	_____	Spain	_____	_____
Chile	_____	_____	Latvia	_____	_____	Sri Lanka	_____	_____
China (A Shares) Stock Connect	_____	_____	Lithuania	_____	_____	Eswitini	_____	_____
China (B Shares)	_____	_____	Luxembourg	_____	_____	Sweden	_____	_____
Colombia	_____	_____	Malaysia	_____	_____	Switzerland	_____	_____
Costa Rica	_____	_____	Malta	_____	_____	Taiwan	_____	_____
Croatia	_____	_____	Mauritius	_____	_____	Thailand	_____	_____
Cyprus	_____	_____	Mexico	_____	_____	Tunisia	_____	_____
Czech Republic	_____	_____	Morocco	_____	_____	Turkey	_____	_____
Denmark	_____	_____	Namibia	_____	_____	UAE	_____	_____
Egypt	_____	_____	Netherlands	_____	_____	Uganda	_____	_____
Estonia	_____	_____	New Zealand	_____	_____	Ukraine	_____	_____
Euroclear (Eurobonds)	_____	_____	Nigeria	_____	_____	United Kingdom	_____	_____
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	_____	_____
Finland	_____	_____	Oman	_____	_____	Uruguay	_____	_____
France	_____	_____	Pakistan	_____	_____	Vietnam	_____	_____
Germany	_____	_____	Panama	_____	_____	West African Economic Monetary Union (WAEMU)*	_____	_____
Ghana	_____	_____	Peru	_____	_____	Zambia	_____	_____
Greece	_____	_____	Philippines	_____	_____	Zimbabwe	_____	_____
Hong Kong	_____	_____	Poland	_____	_____	Saudi Arabia	_____	_____

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

*Fees are calculated pro rata and billed monthly